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                                                                     Exhibit 5.3


                    [LETTERHEAD OF ANDREWS & KURTH L.L.P.]





                                                 September 12, 1996


FIRSTPLUS INVESTMENT CORPORATION
3773 Howard Hughes Parkway
Suite 300N
Las Vegas, Nevada 89109

         Re:      FIRSTPLUS INVESTMENT CORPORATION
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for FIRSTPLUS INVESTMENT CORPORATION, a corporation organized under the laws of the State of Nevada (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (each, an "Issuer"), in connection with the proposed issuance by each Issuer of Asset Backed Certificates (the "Certificates"). The Certificates of a series are to be issued pursuant to a Trust Agreement for such series, each between the applicable Issuer, a special purpose entity to be specified therein (the "SPV"), and an owner trustee to be specified therein (the "Owner Trustee"). The Trust Agreement, in the form filed with the Securities and Exchange Commission as an exhibit to the Company's registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), is herein referred to as the "Trust Agreement."

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer's form of organizational documents, the form of Trust Agreement and the form of Certificates included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Trust Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Trust Agreement; and that the Certificates for each series will be sold as described in the Registration Statement.
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FIRSTPLUS INVESTMENT CORPORATION
September 12, 1996
Page 2

         Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Trust Agreement of each series by the applicable Issuer, the SPV and the Owner Trustee and the due authorization of the Certificates for each series by all necessary action on the part of the applicable Issuer, when the Certificates for each series have been validly executed, authenticated and issued in accordance with the applicable Trust Agreement and delivered against payment therefor, the Certificates for each series will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the related Trust Agreement in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the States of Texas and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

         We consent to the use and filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/  ANDREWS & KURTH L.L.P.
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